UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2015

UBIQUITY, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-179738	99-0371375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Research Drive, Irvine, CA 92618
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 489-7600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 27, 2015, Ubiquity, Inc. (the “Parent”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ubiquity Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), and Coversant, Inc. (the “Company”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Coversant, Inc.’s SoapBox platform is an Internet of Things Service Bus (IoT-SB) that securely and efficiently connects things (Devices, Sensors, Actuators) to humans, applications and databases for analysis and controls of devices. SoapBox is designed to federate disparate systems and allow organizations to utilize current legacy equipment that are not able to communicate with each other to now do so with, in most cases not having to upgrade hardware or software on the systems themselves.

The shares of the Company Common Stock issued and outstanding immediately prior to the Effective Time (individually a “Share” and collectively the “Shares”) shall be converted automatically into the right to receive an aggregate of 13,242,334 shares of the Parent’s Common Stock (the “Merger Consideration”). The Merger Consideration shall be distributed among the shareholders of the Company on a pro rata basis. On the terms and subject to the conditions set forth in this Agreement, at the Effective Time, each Company Option (or portion thereof), whether vested or unvested, that is outstanding and unexercised as of immediately prior to the Effective Time shall terminate. At least 15 days prior to the Effective Time, the Company shall provide each holder of a Company Option with written or electronic notice that the Company Option will be fully exercisable for 15 days from the date of the notice and that the Company Option will terminate on the expiration of the 15-day period. Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

The Merger will not be finalized unless the Parties are satisfied with the results of their respective due diligence. Consummation of the Merger is also subject to certain customary conditions. The Merger Agreement contains representations and warranties by each of Parent, Merger Sub and the Company. These representations and warranties were made solely for the benefit of the parties to the Merger Agreement. The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 and is incorporated herein by reference.

On January 28, 2015, Ubiquity issued a press release announcing that Ubiquity had entered into the Merger Agreement. A copy of Ubiquity’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

2.1	Agreement and Plan of Merger dated as of January 27, 2015

99.1	Press Release Announcing Ubiquity, Inc.’s acquisition of Coversant, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2015

UBIQUITY, INC.

By:	/s/ Christopher Carmichael
Name: Christopher Carmichael
Title: Chief Executive Officer